UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – November 2, 2018

COOPER-STANDARD HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36127	20-1945088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                        ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On November 2, 2018, Cooper-Standard Automotive Inc., a wholly-owned subsidiary of Cooper-Standard Holdings Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Sale Agreement”), as seller, with ContiTech USA, Inc, as acquiror (“ContiTech”) (together the “Parties, each a “Party”). Pursuant to the Sale Agreement and the terms and conditions thereof, the Company agreed to sell and ContiTech agreed to acquire substantially all assets relating to the Company’s anti-vibration system business in which the Company engages directly or indirectly through certain of its subsidiaries in North America, China and Poland. The transaction includes a binding offer from ContiTech to purchase substantially all assets relating to the Company's anti-vibration system business in France, including the Company's 50% equity interest in Sujan Cooper Standard AVS Limited (collectively, the "AVS Business"). On the basis of such offer, the Parties have entered into exclusive discussions regarding the sale of French anti-vibration system business and equity interest in Sujan Cooper Standard joint venture once works council consultations in France have taken place. Further, the Company agreed to assign and ContiTech agreed to assume certain liabilities of the Company associated with the AVS Business (collectively, the “Transaction”).

The proposed purchase price to be paid to the Company in connection with the Transaction will consist of $265.5 million in cash (the “Base Amount”), which will be adjusted to reflect the indebtedness and working capital deficiency or surplus of the AVS Business at the time of closing. The amount (if any) of applicable transaction expenses will also be deducted from the Base Amount. The net effect of these adjustments could significantly decrease the cash proceeds to the Company.

The Sale Agreement contains customary representations, warranties, covenants and indemnification provisions. The closing is subject to customary closing conditions, including receipt of applicable antitrust approvals. The Sale Agreement may be terminated by mutual consent of both Parties or by either Party in the following circumstances: material breach by the other Party; failure to complete the closing of the Transaction on or prior to June 30, 2019; failure to satisfy certain closing conditions; or action by a governmental authority that would prevent or prohibit the Transaction. At closing, the Parties are expected to enter into certain ancillary agreements, including transition services agreements, manufacturing services agreements, and supply agreements to support the transition services, supply of materials and production of parts between the Parties in connection with the separation of AVS Business from the Company to ContiTech.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.

/s/ Aleksandra A. Miziolek
Name: Aleksandra A. Miziolek
Title: Senior Vice President, General Counsel and Secretary
Dated: November 7, 2018